SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 7, 2003

Date of Earliest Event Reported:	January 6, 2003

Medical International Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Posteralley.com, Inc.
(Former Name of Registrant)

Colorado
(State of Organization)

84-1509950
(I.R.S. Employer Identification No.)

Commission File Number 000-31469

2281 Guenette
Ville Saint-Laurent
Montreal, Quebec, Canada HR4 2E9
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code): (514) 339-9355

Posteralley.com, Inc.
650 South Cherry Street, Suite 310
Denver, Colorado 80246
(Former Name and Address of Registrant)

Medical International Technology, Inc.

Report on Form 8-K

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT
None

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS
None

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP
None

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Medical International Technology, Inc. has elected to change from the auditing accounting firm of:
Cordovano and Harvey, P.C.
Denver, Colorado
To the auditing accounting firm of:
Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
23440 Hawthorne Blvd., Suite 270
Torrance, California 90505

The company's management believes the new auditing accountant will provide quality service in a timely manner.

The Board of Directors of Medical International Technology, Inc. approved the change in accounting firm as of January 6, 2003. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

Medical International Technology, Inc. has never had nor anticipates having, nor had during the most recent fiscal year or any subsequent interim period preceding the date of change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

ITEM 5.	OTHER EVENTS
None

ITEM 6.	RESIGNATION OF REGISTRANT’S DIRECTORS.
None

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

Medical International Technology, Inc., in compliance with Regulation S-B Item 304(a)(3), provides herein the following exhibit.

Exhibit 16	Letter on change in certifying accountant.
Former accountant letter stating agreement or respects of disagreement with statements of the issuer as within this Report on Form 8-K.

ITEM 8.	CHANGE IN FISCAL YEAR.
None

ITEM 9.	SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S
None

Medical International Technology, Inc.

Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Medical International Technology, Inc.
Registrant

By:	\s\ Karim Menassa
Karim Menassa, President/Chairman

Dated: January 7, 2003